SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2003

MICRON ENVIRO SYSTEMS, INC.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

 ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are tremendously pleased to report that we have entered into an agreement to participate in a multi-well gas project located in Palo Pinto and Jack Counties, Texas.  The first phase of this program is expected to begin drilling within the next two weeks.  Bernard McDougall, our president stated, “This is another great project for us.  We are moving straight into our next drilling program directly on the heels of our recently announced nine new oils wells in Saskatchewan, Canada.   The Green Ranch and the Kerrobert Projects, provide MSEV with two separate producing oil and/or gas projects.  We have two wells both producing oil and gas revenue on the Green Ranch Project in Texas, and nine producing oil wells on the Kerrobert Project in Saskatchewan, Canada.  We are moving forward with developing the company’s sources of revenue as we strive to become a mid-range oil and gas company.  This new Texas project is expected to begin in the very near term and should generate substantial excitement for MSEV as we start a brand new multi-well drill program. This project now gives us two separate drill programs in the state of Texas.  We feel the best way to maximize shareholder value is to drill projects with low risk, high reward potential and to stay active with continual drill programs.

This program fits our criteria and should enable MSEV to have a steady flow of drilling news for at least the next few months.  We are expecting our two other drill programs to start up their next phases of drilling in the early part of the New Year as well.  This is a very exciting time for MSEV and its shareholders.”

We are also currently conducting due diligence on two potential projects, one located in Saskatchewan, Canada, and the other is a multi-well oil target in Alberta, Canada.

If you have any questions, please call our office at (604) 646-6903.  If you would like to be added to our update email list, please send an email to info@micronenviro.com requesting to be added.

We are an emerging oil and gas company that has both oil and gas producing properties. Our goal is to become a mid-range oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         September 15, 2003